Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-35191, 33-47830, 33-87792,33-11853, 33-11849,333-34003, 333-79167, 333-34634, 333-60046 and 333-112222) of Hologic, Inc. of our report dated November 1, 2004, with respect to the consolidated financial statements of Hologic, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended September 25, 2004.

                    /s/ Ernst & Young LLP

Boston, Massachusetts

December 7, 2004